                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant | |

Filed by a Party other than the Registrant |X|

Check the appropriate box:

      | |   Preliminary Proxy Statement

      | |   Confidential,  for Use of the Commission  Only (as permitted by Rule
            14a-6(e)(2))

      | |   Definitive Proxy Statement

      |X|   Definitive Additional Materials

      | |   Soliciting Material Under Rule 14a-12

                      PIONEER TAX ADVANTAGED BALANCED TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             WESTERN INVESTMENT LLC
                     WESTERN INVESTMENT HEDGED PARTNERS L.P.
                    WESTERN INVESTMENT ACTIVISM PARTNERS LLC
                WESTERN INVESTMENT TOTAL RETURN MASTER FUND LTD.
                  BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
                        BENCHMARK PLUS MANAGEMENT, L.L.C.
                         BENCHMARK PLUS PARTNERS, L.L.C.
                                ARTHUR D. LIPSON
                                 SCOTT FRANZBLAU
                                 ROBERT FERGUSON
                                MATTHEW S. CROUSE
--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

      |X|   No fee required.

      | |   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
            0-11.

      (1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

      (3)   Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

      (5)   Total fee paid:

--------------------------------------------------------------------------------

            Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

      | |   Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid

--------------------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No:

--------------------------------------------------------------------------------

      (3)   Filing Party:

--------------------------------------------------------------------------------

      (4)   Date Filed:

--------------------------------------------------------------------------------

      Western Investment LLC ("Western"), together with the other with the other participants  named herein,  is filing materials  contained in this Schedule 14A with  the  Securities  and  Exchange  Commission  (the  "SEC")  relating  to the definitive proxy statement (the "Proxy  Statement") and accompanying proxy cards filed with the SEC on May 10, 2007 and to be used in connection  with the annual meeting of stockholders of Pioneer Tax Advantaged Balanced Trust (the "Company")
scheduled to be held on June 8, 2007 (the "Annual Meeting"), to solicit votes in support of the  election of Western's  slate of director  nominees at the Annual
Meeting.  Western  urges  stockholders  to read the Proxy  Statement  because it contains important information.

      On June 4, 2007, Western issued the following press release:

FOR IMMEDIATE RELEASE

           WESTERN INVESTMENT CRITICIZES PIONEER STATEMENTS AS ATTEMPT
                       TO OBSCURE PBF'S BOTTOM 1% RANKING

     URGES PIONEER SHAREHOLDERS TO VOTE THE GOLD PROXY CARD FOR ITS NOMINEES

      NEW  YORK,  NY  -  JUNE  4,  2007  -  Western   Investment  LLC  ("Western
Investment"),  in a statement  issued today,  urged  shareholders of Pioneer Tax
Advantaged  Balanced  Trust  (NYSE:  PBF) to vote in  favor of the  election  of
Western  Investment's  three  nominees to the nine member  Pioneer  board at the upcoming  June 8, 2007  annual  meeting  of  shareholders.  Western  Investment, together  with its  affiliates,  owns about 9.9% of PBF, and believes  that true shareholder  representation-the election of trustees with a meaningful ownership interest in PBF-is not only desirable,  but necessary  given PBF's  management's failure to achieve a fair market value for the shareholder assets they manage.

Western Investment urges shareholders to consider the following:

While PBF's share price  performance has generally  mirrored the broader market, the relationship of that price to the value of the shareholder  assets behind it has been among the very worst in its industry.  PBF's historically huge discount to net asset value  ('NAV") has often  placed it in the bottom 1% of  closed-end funds. In other words,  when PBF shareholders  sell, they have at times received less for their invested  assets than holders in 99% of other similar  closed-end funds.

THIS HARMFUL DISPARITY CAN AND SHOULD BE ADDRESSED.  THE FACT THAT IT HAS NOT IS
A FAILURE OF THE PBF BOARD AND A DISSERVICE TO PBF SHAREHOLDERS.  SOMETHING MUST
BE DONE.

PBF's shares have generally  traded at  double-digit  discounts to its NAV since shortly after its inception, exceeding 18% in 2005.

PBF  MANAGEMENT  CHARACTERIZES  THIS  RECORD  AS  "ENJOYING  SUCCESS  UNDER  THE
LEADERSHIP OF YOUR CURRENT TRUSTEES" AND EXPECTS YOU TO BELIEVE THEM. They go so
far  as  to  highlight  the  recent   narrowing  of  the  deep  discount  as  an
accomplishment,  despite  the  fact  that it has  narrowed  only  after  Western
Investment nominated an alternative slate of directors.  We believe our presence and active  engagement have  contributed  greatly,  if not  completely,  to this improvement.  Similar  results  have  been  achieved  in other  closed-end  fund situations where Western Investment has invested.

WESTERN INVESTMENT  BELIEVES THE CURRENT BOARD IS UNABLE TO FOCUS ON ITS PRIMARY
PURPOSE:  PROTECTING AND PROMOTING THE INTERESTS OF PBF  SHAREHOLDERS  ABOVE ALL
ELSE.  That it has failed at this  essential task is not  surprising,  given the fact the current  Trustees serve on, and are compensated by, as many as 80 other
Pioneer  boards.  It is time for  active,  engaged and  independent  shareholder representation on PBF's Board.  Western  Investment offers that, and can achieve it only with your vote on the GOLD proxy.

Western  Investment  believes  that  a  managed  distribution  policy,  properly structured and executed, is one method to reduce the discount to NAV and provide shareholders  with an  investment  that they can depend upon to be fairly valued should they want or need to sell their shares.  Western Investment believes that the Board must consider all viable options to reduce the discount to NAV.

Western Investment vehemently disagrees with the current Board's suggestion that the best way to maximize value is to continue with  management's plan to "CREATE
BROADER  AWARENESS IN THE MARKET OF PBF'S RELATIVE YIELD ON AN AFTER-TAX BASIS."
This  strategy has been in place for two years and,  given the current  state of affairs,  has been an abject  failure.  While Western  Investment is not against continuing these educational  efforts,  with PBF's historical high NAV discount, we believe the Board should recognize that more must be done.

IT IS THE  BOARD'S  OBLIGATION  TO SEARCH  FOR AND ACT UPON  ADDITIONAL  WAYS TO
ENSURE A FAIR MARKET VALUE FOR PBF SHAREHOLDERS AND NOT TO SIMPLY WANDER FORWARD
WITH A FAILED  BUSINESS-AS-USUAL  PLAN.  PBF  SHAREHOLDERS  DESERVE  BETTER THAN
BOTTOM 1% RANKING.

Western  Investment  is  nominating  three  highly  qualified  nominees  who, if elected,  will work with the remaining Board members to consider,  and if deemed advisable,  implement a plan that  reasonably  reduces  the  discount to NAV and benefits all shareholders, as well as assessing the effectiveness of the current investment strategy.

Shareholders should be aware that a managed distribution policy could impact the manager's profit by potentially reducing funds under management,  the key amount upon which the manager's  compensation is based;  and keep in mind the fact that the current  Trustees are paid for their  services not only by PBF, but by up to
80 other Pioneer  Management run funds.  We ask you to consider whose  interests they have served by NOT implementing a managed distribution policy.

Western  Investment  is  not  involved  with  any  other  dissident  shareholder proposals or slate of directors.

     o      Western  Investment's  interest in Pioneer is as  Pioneer's  largest shareholder.  WESTERN  INVESTMENT  HAS BEEN A SHAREHOLDER OF PBF FOR
            OVER TWO YEARS.

     o      Western  Investment's  goal is to maximize  the value of PBF shares, which  would  benefit ALL  shareholders.  Western  Investment  has a strong history of achieving this goal with other closed-end funds.

     o      PBF's  Board  has   suggested   that  a  vote  for  either   Western
            Investment's  slate or the other  dissident's slate is a vote for an uncertain  future.  Western  Investment not only disagrees with this statement,  but also believes that a vote for the incumbent trustees is a vote to perpetuate a failed strategy.

      Art Lipson, the managing member of Western  Investment,  a known leader in the  industry,  the creator of, among other  things,  the Lehman  Brothers  bond indices and one of Western Investment's director nominees,  reminds shareholders that "I and Western  Investment's  other  nominees fully intend to work with our fellow board  members to improve PBF's  performance  and reduce or eliminate the market  discount  to NAV.  Since the Annual  Meeting  is only days away,  I urge shareholders  to have their shares voted by following  the internet or telephone voting  instructions  on their  GOLD  proxy  card.  It is  important  for  every shareholder to know that even if you have already voted another proxy,  you have every right to change your mind and vote the GOLD card today.  The LAST vote you send in is the only one that will count, so please vote your shares today."

--------------------------------------------------------------------------------

              IF YOU HAVE ALREADY RETURNED A WHITE OR GREEN PROXY,
                    YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE.

                         IF YOU HAVE ANY QUESTIONS ABOUT
                  HOW TO VOTE YOUR GOLD PROXY, PLEASE CONTACT:

                           INNISFREE M&A INCORPORATED
                          TOLL-FREE AT: (888) 750-5834

--------------------------------------------------------------------------------

              CERTAIN INFORMATION CONCERNING WESTERN INVESTMENT LLC

      Western  Investment LLC ("Western"),  together with the other Participants
(as  defined  below),  made a filing  on May 10,  2007 with the  Securities  and
Exchange Commission (the "SEC") of a proxy statement (the "Proxy Statement") and accompanying  proxy cards to be used to, among other  things,  solicit  votes in support of the election of the  Participants'  slate of director nominees at the annual  meeting  of  Pioneer  Tax  Advantaged  Balanced  Trust  (the  "Company")
scheduled for June 8, 2007 (the "Annual Meeting").

      Western  advises  all  stockholders  of the  Company  to  read  the  Proxy
Statement  and other  proxy  materials  relating  to the Annual  Meeting as they
become  available  because  they  contain  important  information.   Such  proxy
materials   are   available   at  no   charge   on  the   SEC's   web   site  at
http://www.sec.gov.  In addition,  the  Participants  in the  solicitation  will provide copies of the proxy materials,  without charge,  upon request.  Requests for copies should be directed to the  Participants'  proxy solicitor,  Innisfree
M&A  Incorporated,  at its  toll-free  number:  (888)  750-5834 or by e-mail at:
mbrinn@innisfreema.com.

      The Participants in the proxy solicitation are Western, Western Investment
Hedged Partners L.P.,  Arthur D. Lipson,  Western  Investment  Activism Partners
LLC,  Western   Investment  Total  Return  Master  Fund  Ltd.,   Benchmark  Plus
Institutional Partners,  L.L.C., Benchmark Plus Partners, L.L.C., Benchmark Plus
Management,  L.L.C., Scott Franzblau, Robert Ferguson and Matthew S. Crouse (the
"Participants").  Information  regarding  the  Participants  and their direct or indirect  interests is available in the Schedule 13D jointly  filed with the SEC on January 21, 2007, as subsequently  amended on February 27, 2007 and March 19,
2007, and the Proxy Statement.